LOAN AGREEMENT


                               by and between


                         FINANCE AUTHORITY OF MAINE



                                     and




                        BANGOR HYDRO-ELECTRIC COMPANY









                               relating to the

                                $126,000,000
                         FINANCE AUTHORITY OF MAINE
              TAXABLE ELECTRIC RATE STABILIZATION REVENUE NOTES
                SERIES 1995A (BANGOR HYDRO-ELECTRIC COMPANY)




                          DATED AS OF JUNE 1, 1995


                               LOAN AGREEMENT

     This Loan Agreement, dated as of June 1, 1995, is entered into by and between the FINANCE AUTHORITY OF MAINE, a public body politic and corporate and a duly created and validly existing agency of the State of Maine, and BANGOR HYDRO-ELECTRIC COMPANY, a corporation organized and existing under the laws of the State of Maine.

     WHEREAS, the Act authorizes the Authority to issue revenue obligation securities to assist in financing eligible projects within the State and to provide credit enhancement by establishing capital reserve funds to secure the payment of principal and interest on such securities; and

     WHEREAS, the Borrower proposes to undertake an eligible project consisting of the Project, which has been approved by the Authority; and

     WHEREAS, the Authority has issued its revenue obligation securities referred to as Taxable Electric Rate Stabilization Revenue Notes Series 1995A (Bangor Hydro-Electric Company), which Notes are not a debt or liability of the Authority, the State or any municipality therein or any political subdivision thereof, or a pledge of the faith and credit of the State or any political subdivision thereof, but are limited obligations of the Authority payable solely out of the Trust Estate; and

     WHEREAS, the Authority has issued a conditional Financing Commitment to the Borrower, pursuant to which the Authority agreed to use a portion of Note proceeds to fund the Loan to the Borrower in the original principal amount of $105,000,000; and

     WHEREAS, the Authority has issued the Notes in the amount of $126,000,000 in part for the purpose of funding the Loan, the remainder of the Notes to be used to establish a Capital Reserve Fund; and

     WHEREAS, the Borrower has agreed to accept the Loan of a portion of the proceeds of the Notes, evidenced by the Second Mortgage Bonds, under the terms and conditions set forth herein; and

     WHEREAS, the Borrower acknowledges that the Authority is providing partial financing for the Project from a portion of the proceeds of the sale of the Notes in accordance with the purposes of the Act, that the accomplishment of these purposes is dependent upon compliance of the Borrower with its covenants contained in this Agreement, and that the Project is in furtherance of a public purpose.

                            W I T N E S S E T H:

     IN CONSIDERATION of the respective representations and agreements hereinafter contained, the parties hereto agree as follows (provided that in the performance of the agreements of the Authority herein contained, any obligation it may hereby incur for the payment of money shall not create a pecuniary liability or a charge against the general credit of the Authority or the general credit or taxing powers of the State or any municipality therein or political subdivision thereof, but shall be payable solely out of the Trust Estate).

                                  ARTICLE I

                    DEFINITIONS AND RULES OF CONSTRUCTION

     SECTION 1.1 DEFINITIONS. All words and terms defined in the Indenture shall have the same meanings in this Loan Agreement, unless otherwise specifically defined herein. In addition, the following words and terms as used in this Loan Agreement, including the preambles hereto, shall have the following meanings unless some other meaning is plainly intended:

     "ACT" means the Finance Authority of Maine Act: Title 10, Chapter 110, Maine Revised Statutes, as amended.

     "ADDITIONAL COVENANTS" shall mean those covenants, warranties, representations and agreements set forth in Exhibit A hereto.

     "ADDITIONAL PAYMENTS" means the amounts required to be paid by the Borrower pursuant to the provisions of the Second Mortgage Bonds and
Section 4.3 hereof.

     "AGREEMENT" or "LOAN AGREEMENT" means this Loan Agreement between the Authority and the Borrower, as the same may be amended or supplemented from time to time.

     "AUTHORITY" OR "ISSUER" means the FINANCE AUTHORITY OF MAINE, a body corporate and politic and a public instrumentality of the State, duly organized and existing under the laws of the State, and any body, board, authority, agency or other political subdivision or instrumentality of the State which shall hereafter succeed to the powers, duties and functions thereof.

     "AUTHORITY DOCUMENTS" means, collectively, those Financing Documents executed by the Authority.

     "AUTHORIZED BORROWER REPRESENTATIVE" means the person at the time designated to act on behalf of the Borrower by written certificate furnished to the Authority and the Trustee containing the specimen signature of such person and signed on behalf of the Borrower by its President, any of its Vice Presidents, its Secretary, or its Treasurer. Such certificate may designate one or more alternate representatives.

     "AUTHORIZED ISSUER REPRESENTATIVE" means the Chairperson, Vice-Chairperson, Chief Executive Officer, General Counsel, Deputy General Counsel, Director of Finance or Director of Business Development.

     "BORROWER" means Bangor Hydro-Electric Company, a corporation organized and existing under the laws of the State of Maine, its permitted successors and assigns, and any surviving, resulting or transferee corporation permitted under this Loan Agreement.

     "BORROWER DOCUMENTS" means, collectively, all documents and agreements executed and delivered by the Borrower as security for or in connection with the issuance of the Notes, including those Financing Documents executed by the Borrower.

     "BORROWER INDENTURE" means, together, that certain General and Refunding Mortgage Indenture and Deed of Trust, dated as of June 1, 1995, between the Borrower and Chemical Bank, and the Supplemental Indenture between the Borrower and Chemical Bank, as trustee, supplemental thereto, each as heretofore from time to time or at any time supplemented, modified or amended by supplemental indentures.

     "BORROWER'S CONTRIBUTION" means the amount of at least $68,000,000, which amount may be part of the proceeds of a loan (other than the Loan) to the Borrower from a Person not affiliated with the Borrower.

     "CAPITAL RESERVE NOTE PORTION" means the $21,191,940 in aggregate principal amount of the Notes, the proceeds of which are to be deposited in the Capital Reserve Fund, and which Notes shall be the latest maturing $21,191,940 Principal Balance of Outstanding Notes.

     "CAPITAL RESERVE FEE" means that annual fee, which shall be payable by the Borrower to the Authority, initially established in an amount equal to fifteen basis points (.15%) of the outstanding Loan balance, which amount may be changed from time to time by written agreement between the Authority and the Borrower. The Capital Reserve Fee shall be paid upon funding of the Loan and on each annual anniversary thereof.

     "CONTRACTS" means, collectively, the power purchase contracts between the Borrower and Babcock-Ultrapower West Enfield in the Town of West Enfield, Maine and between the Borrower and Babcock-Ultrapower Jonesboro in the Town of Jonesboro, Maine.

     "EVENT OF DEFAULT" means any of the events described as an Event of Default in Section 8.1 hereof.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, including the regulations promulgated thereunder, from time to time.

     "FINANCING DOCUMENTS" means the Borrower Indenture, the Second Mortgage Bonds and this Loan Agreement.

     "INDEBTEDNESS" means, as to the Borrower or any Subsidiary, at a particular time, (a) all indebtedness for borrowed money of, or guaranteed by, the Borrower or such Subsidiary, (b) all indebtedness for borrowed money secured by any Lien on any property owned by the Borrower or any Subsidiary, even though the Borrower or such Subsidiary has not assumed or become liable for the payment thereof, (c) obligations of the Borrower or any Subsidiary under leases which the Borrower or such Subsidiary has or should have, in accordance with generally accepted accounting principles, capitalized,
(d) all obligations owed by the Borrower or any Subsidiary for all or any portion of the deferred purchase price of property or services which the Borrower or such Subsidiary has or should have, in accordance with generally accepted accounting principles, capitalized, and (e) all obligations of the Borrower or any Subsidiary incurred in connection with any letter of credit or note insurance policy with respect to which the issuer thereof has made any payment or disbursement.

     "INDENTURE" means the Trust Indenture of even date herewith between the Authority and the Trustee pursuant to which the Notes will be issued and all of the Authority's interest in this Agreement (except Unassigned Issuer's Rights unless otherwise specifically provided herein) will be assigned and pledged as security for the payment of principal of and interest on the Notes.

     "LOAN" means the loan by the Issuer to the Borrower of the proceeds of sale of the Project Note Portion.

     "LOAN PAYMENTS" means the amounts required to be paid by the Borrower in repayment of the Loan pursuant to the provisions of the Second Mortgage Bonds and Sections 4.1 and 4.2 hereof.

     "LOAN PURPOSES" means the Project.

     "PERSON" or "PERSON" means and includes any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

     "PLEDGED REVENUES" means all payments, revenues, and receipts derived from this Agreement other than (i) payment of fees, taxes, and other governmental charges, indemnification and attorneys' fees, and other expenses pursuant hereto, and (ii) Unassigned Issuer's Rights, and (iii) Shared Rights, except that with respect thereto rights of enforcement may be exercised by the Trustee either jointly or severally with the Issuer and rights to consent to the modification thereof or to waive compliance therewith may be exercised by the Trustee jointly with the Issuer but not severally.

     "PROJECT" means the Borrower's electric rate stabilization project involving the buy back of the Contracts.

     "PROJECT COSTS" means all costs, fees, and expenses attributable to the Project, including, but not limited to, all costs of issuance of the Notes, and all other costs, fees and expenses payable or reimbursable to the Authority pursuant to the Inducement Agreement (Taxable Bond) dated as of May 1, 1995, between the Authority and the Borrower.

     "PROJECT NOTE PORTION" means, subject to adjustment pursuant to Section
3.1 hereof, the $104,808,060 in aggregate principal amount of the Notes the proceeds of which are to be lent to the Borrower for the Project, which Notes shall be the Notes other than the Capital Reserve Note Portion.

     "REPAYMENT INSTALLMENT" means any amount that the Borrower is required to pay directly to the Trustee pursuant to Section 4.2(c) of this Agreement as a repayment of the Loan, which amount is determined in accordance with
Section 4.2(c) hereof.

     "SECOND MORTGAGE BONDS" means the General and Refunding Mortgage Bonds, Series A, of the Borrower issued in accordance with Section 4.2 of this Agreement and secured under the Borrower Indenture.

     "SHARED RIGHTS" means all of the rights of the Issuer to enforce and consent to the modification of or waiver of compliance with the Second Mortgage Bonds.

     "SIGNIFICANT SUBSIDIARY" means, at the time any determination thereof is to be made, any Subsidiary which, as of the end of the next preceding fiscal quarter, had assets, revenues or net worth which comprised not less than 15% of the total assets, revenues or net worth, as the case may be, of the Borrower and its Subsidiaries taken as a whole as of the end of such quarter.

     "SUBSIDIARY" means a corporation of which the Borrower and/or its or their other Subsidiaries own, directly or indirectly, such number of outstanding shares as have more than 50% of the ordinary voting power for the election of directors.

     "UNASSIGNED ISSUER'S RIGHTS" means all of the rights of the Issuer
(a) to enforce and consent to the modification of or waiver of compliance with, the conditions and covenants of the Borrower referred to in Sections 6.7, 6.11 and 7.1 hereof; (b) to receive Additional Payments under the Second Mortgage Bonds and Section 4.3 hereof; (c) under Section 6.2 hereof; (d) under Section 6.5 hereof; (e) to give or withhold consent to amendments, changes, modifications, alterations and termination of this Agreement under Section 9.6 hereof and in the definition of Capital Reserve Fee contained in Section 1.1 hereof; and (f) to receive notices hereunder, and in each such case any corresponding rights under the Second Mortgage Bonds. Unassigned Issuer's Rights does not include any rights of the Trustee under the foregoing Sections and provisions, including but not limited to its right to receive Additional Payments under the Second Mortgage Bonds and
Section 4.3(b) hereof.

     SECTION 1.2  RULES OF CONSTRUCTION.

     (a) Words of the masculine gender shall be deemed and construed to include correlative words of the feminine and neuter genders. Unless the context shall otherwise indicate, the words "Note," "owner," "Noteholder," and "person" or "Person" shall include the plural as well as the singular number.

     (b) The Table of Contents, captions, and headings in this Loan Agreement are for convenience only and in no way limit the scope or intent of any provision or section of this Loan Agreement.

     (c) All references herein to particular articles or sections are references to articles or sections of this Loan Agreement unless some other reference is indicated.

     (d) All references herein to the Act or any particular provision or section thereof shall be deemed to refer to any successor, or successor provision or section, thereof, as the case may be.

     (e) Nothing contained in this Agreement or any of the Financing Documents or otherwise shall be construed to cause the Borrower to become the agent for the Authority or the Trustee for any purpose whatsoever, nor shall the Authority or the Trustee be regarded as an agent for the Borrower unless specifically so provided, or be responsible for any shortage, discrepancy, damage, loss or destruction of any part of the Project wherever located or for whatever cause.

     (f) All approvals, consents and acceptances required to be given or made by any person or party hereunder shall be at the sole discretion of the party whose approval, consent or acceptance is required.

     (g) This Agreement shall be governed by and construed in accordance with the applicable laws of the State.

     (h) If any portion of any provision of the Agreement shall be ruled invalid by any court of competent jurisdiction, the invalidity or such portion shall not affect the remainder of such provision or any of the remaining provisions hereof.

     (i) Any reference to any person shall be deemed to include the heirs, personal representatives, successors and assigns (of the Borrower, only to the extent permitted hereunder, or otherwise permitted in writing by the Authority) of such person, unless the context clearly indicates otherwise.

     (j) Any reference to a period of days shall be deemed to mean a period of calendar days, unless Business Days are specified.

     (k) Any references herein or in the Financing Documents to any of the Financing Documents, the Indenture or the Notes shall be deemed to include any amendments, modifications, supplements, replacements, substitutions, allonges, appendices, attachments, exhibits and schedules thereto or therefor, now existing or hereafter created.


                                 ARTICLE II

                      REPRESENTATIONS AND UNDERTAKINGS

     SECTION 2.1 REPRESENTATIONS BY THE AUTHORITY. The Authority makes the following representations as the basis for the undertakings on its part herein contained:

     (a) The Authority is a public body politic and corporate and a duly created and validly existing agency of the State and is authorized and empowered by the provisions of the Act to enter into the transactions contemplated by the Authority Documents and the Notes. The Project constitutes and will constitute an "eligible project" within the meaning of the Act. By proper action by the Authority, the Authority has been duly authorized to execute and deliver this Agreement and the Indenture, to issue and deliver the Notes and to use the proceeds thereof to provide funds for the Project;

     (b) The Authority has taken all action and has complied with all provisions of law, including without limitation the Act, with respect to the execution, delivery and performance of the Authority Documents and the Notes and the due authorization of the consummation of the transactions contemplated hereby and thereby, and the taking of any and all actions as may be required on the part of the Authority to carry out, give effect to and consummate such transaction; and the Authority Documents and the Notes have been duly executed and delivered by, and constitute the legal, valid, and binding agreements or obligations of, the Authority, enforceable in accordance with their respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights or the enforcement thereof and by general principles of equity; and

     (c) The execution and delivery of the Authority Documents and the Notes, the consummation of the transactions contemplated hereby and thereby, and the fulfillment of or compliance with the terms hereof and thereof do not and will not conflict with or constitute on the part of the Authority a violation of, breach of, or default under any constitutional provision or statute or any agreement or instrument to which the Authority is a party or by which the Authority is bound, or any order, rule, regulation or ordinance of any court or governmental agency or body having jurisdiction over the Authority or any of its activities or property; and all consents, approvals, authorizations and orders of governmental or regulatory authorities, if any, which are required for the consummation of the transactions contemplated in the Financing Documents and the Notes have been obtained.

     SECTION 2.2 REPRESENTATIONS BY THE BORROWER. The Borrower makes the following representations as the basis for the undertakings on its part herein contained:

     (a) The Borrower is a corporation duly incorporated and validly existing under the laws of the State, is in good standing under the laws of the State and has the power to enter into and perform the transactions contemplated by the Borrower Documents;

     (b) By proper corporate action, the Borrower has duly authorized the execution and delivery of the Borrower Documents and the consummation of the transactions contemplated hereby and thereby, and the taking of any and all actions as may be required on the part of the Borrower to carry out, give effect to and consummate such transactions; and the Borrower Documents have been duly executed and delivered by, and constitute legal, valid, and binding agreements of, the Borrower, enforceable in accordance with their respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights or the enforcement thereof and by general principles of equity;

     (c) The Borrower certifies that the Project Costs will be not less than $172,000,000;

     (d) The execution and delivery of the Borrower Documents, the consummation of the transactions contemplated hereby and thereby, and the fulfillment of or compliance with the terms and conditions of the Borrower Documents do not (i) conflict with or result in a breach of any of the terms, conditions, or provisions of its corporate charter, its bylaws or any agreement or instrument to which the Borrower is now a party or by which it is bound, (ii) constitute a default under any of the foregoing, (iii) except as contemplated hereby, result in the creation or imposition of any lien, charge, or encumbrance of any nature whatsoever upon any of the property or assets of the Borrower under the terms of any instrument or agreement to which the Borrower is now a party or by which it is bound, or (iv) violate any provision of law or any regulation applicable to the Borrower or any applicable writ or decree of any court or governmental authority having jurisdiction over the Borrower or any of its activities or property; and

     (e) The Borrower consents to the references to it in the Preliminary Confidential Private Placement Memorandum dated June 19, 1995 and the Confidential Private Placement Memorandum dated June 28, 1995 relating to the Notes. With respect to the Borrower, the Preliminary Confidential Private Placement Memorandum did not as of its date, and the Confidential Private Placement Memorandum did not as of its date and will not as of the date of delivery of the Notes to the initial purchasers thereof, contain (or incorporate by reference) an untrue statement of a material fact or omit to state (or incorporate by reference) a material fact necessary to make the statements therein (or incorporated by reference), in light of the circumstances under which they were made, not misleading.


                                 ARTICLE III

                     THE PROJECT; ISSUANCE OF THE NOTES;
                                PROJECT FUND

     SECTION 3.1 AGREEMENT TO COMPLETE THE PROJECT. The Borrower agrees that it will exercise due diligence to complete, or cause to be completed, the Project as promptly as practicable after receipt by the Trustee of proceeds from the sale of the Notes. Upon the deposit by the Authority in the Project Fund of the proceeds of the Project Note Portion, the Borrower will pay at least $68,000,000 of Project Costs with the Borrower's Contribution and furnish the Authority with evidence acceptable to the Authority of such payment. In the event that the Project Costs are less than $172,000,000, the Project Note Portion shall be reduced by the amount that the Project Costs are less than $172,000,000.

     SECTION 3.2 AGREEMENT TO ISSUE THE NOTES; APPLICATION OF NOTE PROCEEDS. In order to provide the Borrower, by way of a loan, with funds for the payment of a portion of the Project Costs, the Authority agrees that it will sell and cause to be delivered to the purchasers thereof the Notes in the aggregate principal amount of $126,000,000 and will thereupon deposit in the Note Fund the premium, if any, received on the sale of the Notes, deposit in the Project Fund $103,913,460 of the proceeds received from said sale (subject to reduction pursuant to Section 3.1), and deposit in the Capital Reserve Fund the balance of the proceeds received from said sale, but in the case of the latter deposit no less than $21,191,940.

     SECTION 3.3 DISBURSEMENTS FROM THE PROJECT FUND. Moneys in the Project Fund shall be disbursed and used for the payment of the Project Costs in accordance with the provisions of the Indenture.

     SECTION 3.4 BORROWER REQUIRED TO PAY COSTS IN EVENT PROJECT FUND INSUFFICIENT. In the event the moneys in the Project Fund available for payment of the Project Costs shall not be sufficient to pay such costs in full, the Borrower agrees to complete, or cause to be completed, the Project and to pay, or cause to be paid, all that portion of the Project Costs as may be in excess of the moneys available therefor in the Project Fund; provided that in any event, the Borrower shall pay at least $68,000,000 of the Project Costs by the Borrower's Contribution. The Authority does not make any warranty, either express or implied, that the moneys which will be paid into the Project Fund and which, under the provisions of this Agreement, will be available for payment of the Project Costs, will be sufficient to pay all the costs which have been or will be incurred in that connection. The Borrower agrees that if, notwithstanding the exhaustion of the moneys in the Project Fund, it shall not have been fully reimbursed for the Project Costs, it shall not be entitled to any reimbursement therefor from the Authority or from the Trustee or from the Holders of any of the Notes, nor shall it be entitled to any postponement, abatement, or diminution of the payments required by this Agreement. The obligation of the Borrower to complete, or cause to be completed, the Project shall survive any termination of this Agreement.

     SECTION 3.5 AUTHORIZED BORROWER REPRESENTATIVE AND SUCCESSORS. The Borrower shall designate, in the manner prescribed in Section 1.1 hereof, the Authorized Borrower Representative. In the event that any person so designated and his alternate or alternates, if any, should become unavailable or unable to take any action or make any certificate provided for or required in this Agreement, a successor shall be appointed in the same manner.


                                 ARTICLE IV

          EFFECTIVE DATE AND DURATION OF THIS AGREEMENT; REPAYMENT PROVISIONS; AND UNCONDITIONAL OBLIGATION OF THE BORROWER

     SECTION 4.1 EFFECTIVE DATE AND DURATION OF THIS AGREEMENT. This Agreement and the covenants of the Borrower hereunder shall become effective upon its delivery, and shall continue in full force and effect until the principal of and interest on the Notes, together with all sums to which the Authority or the Trustee are entitled hereunder, shall have been fully paid (or provision for such payment has been made in accordance with the provisions of the Indenture); provided, however, that the Borrower's obligations under Sections 4.3 (but only to the extent such obligations have vested prior to termination) and 6.5 hereof shall survive termination of this Agreement.

     SECTION 4.2  LOAN CLAUSES; SECOND MORTGAGE BONDS.

     (a) Subject to the conditions and in accordance with the terms and provisions of this Agreement, the Authority agrees to lend to the Borrower the Project Note Portion of the proceeds received from the sale of the Notes, which amount has been set aside from the proceeds of the sale of the Notes in accordance with the Indenture and with this Agreement.

     (b) To evidence, secure and provide for the repayment of the Loan, and to evidence, secure and provide for the payment of Additional Payments, the Borrower hereby and concurrently herewith delivers to the Authority its Second Mortgage Bonds, of like principal amount, maturity date and interest rate as the Notes and providing for the Additional Payments thereunder. The Second Mortgage Bonds are not subject to redemption prior to maturity unless the Trustee has advised the trustee under the Borrower Indenture that the principal amount of the Notes then Outstanding has been declared due and payable pursuant to Section 7.03 of the Indenture. The Borrower agrees to repay the Loan and pay the Additional Payments in accordance with the terms of the Second Mortgage Bonds, this Agreement and all other Financing Documents. The originally scheduled Loan principal payments are shown on Exhibit C hereto.

     (c) The Borrower acknowledges receipt of a copy of the Indenture. The Borrower agrees to make the payments required by this subsection (c) (to the extent such payments are not timely provided for by the payment of principal of and interest on the Second Mortgage Bonds) as Repayment Installments on the Loan. The Borrower agrees to pay, or cause to be paid, as a Repayment Installment on the Loan, an amount which, when added to other moneys available therefor in the Note Fund, will be sufficient to pay the principal of and interest on the Notes due and payable on each Interest Payment Date and Principal Payment Date, whether at maturity or upon declaration accelerating the maturity in accordance with the Indenture. With respect to all payments due hereunder, time is of the essence. All payments on the Second Mortgage Bonds and Additional Payments required by the Second Mortgage Bonds and Section 4.3(b) hereof must be paid in immediately available funds as and when due, to the Trustee for the account of the Authority, at the principal corporate trust office of the Trustee or at such other place in the United States as the Trustee may direct in writing, by wire transfer, not later than 11:00 a.m., New York time on the second Business Day next preceding the day on which any payment with respect to the Project Note Portion of the Notes is due and payable.

     (d) In any event, each payment on the Second Mortgage Bonds, together with any other payments required to be made pursuant to Section 4.2(c), shall be sufficient to pay the amount of principal (whether at maturity or by acceleration, or on any other Principal Payment Date, as provided herein and in the Indenture) and interest payable with respect to the Notes on the due date, and all Additional Payments. If, on any due date for payments with respect to the Notes, the balance in the Note Fund under the Indenture is insufficient to make such payments, the Borrower agrees to immediately pay the amount of the deficiency as a Repayment Installment upon notice (which may be telephonic or as otherwise provided herein) of such deficiency (provided that this provision shall not be deemed a waiver of any default in payment of amounts due as and when due and payable). The sufficiency of amounts in the Note Fund or any other fund established pursuant to the Indenture to pay the next succeeding payment due on the Notes shall not relieve the Borrower of its obligation to make all payments due under this section and on the Second Mortgage Bonds as and when due.

     (e) Upon the occurrence of any Event of Default under the Indenture because of which the Trustee has declared an acceleration of principal and accrued interest on the Notes under Section 7.03 thereof, written notice of which acceleration has been given by the Trustee to the Authority, the Authority, or the Trustee on the Authority's behalf, may declare the principal amounts payable under this Section for the remainder of the term of the Loan Agreement, and under the Second Mortgage Bonds, and the interest accrued and unpaid thereon, to be immediately due and payable, whereupon the same shall become immediately due and payable. In such event, the Authority and the Trustee shall have access to and may inspect, examine and make copies of the Borrower books and records and any and all of the Borrower's accounts, data, and income and other tax returns, and may take whatever action at law or in equity may appear necessary or desirable to collect such amounts then due and thereafter to become due, or to enforce performance and observance of any obligation, agreement or covenant of the Borrower under this Loan Agreement or the Second Mortgage Bonds.

     SECTION 4.3  ADDITIONAL AMOUNTS PAYABLE.

     (a) The Borrower hereby further expressly agrees to pay to the Authority or the Trustee, as applicable, as and when the same shall become due, (i) the fees, including without limitation the Capital Reserve Fee and the Loan Origination Fee, and reasonable expenses of the Authority as provided in the Financing Documents, (ii) the reasonable fees, charges and expenses of the Authority and the Trustee in connection with or arising out of or relating to the issuance and servicing of the Notes, the making, servicing, administration or collection of the Loan or exercise of any rights or responsibilities under the Financing Documents, the Indenture or the Notes, including reasonable charges of counsel, (iii) the reasonable fees and charges of the Trustee, any Authenticating Agent, and any Paying Agent for services, including reasonable charges of counsel, rendered by it directly or indirectly in connection with the Loan or the Notes, including, without limitation, charges for services rendered as Trustee and Paying Agent on the Notes, and (iv) the initial fees and charges of S&P.

     (b) The Borrower further hereby expressly agrees to pay to the Trustee, as and when the same shall become due, the amounts required by
Section 5.04(e) of the Indenture.

     (c) The Borrower also agrees to pay all amounts payable by it under the Financing Documents, including without limitation Section 6.5 hereof, at the time, in the manner and to the party therein provided, without delay, reduction or offset of any kind or for any reason.

     (d) In the event the Borrower shall fail to make, or cause to be made, any of the payments required hereby, the unpaid item or installment shall continue as an obligation of the Borrower until such amount shall have been fully paid, and the Borrower agrees to pay, or cause to be paid, the same with interest thereon from the date of failure or, in the case of payments required by Sections 4.3(a)(ii) and (iii) hereof, the date 30 days after the date on which the Borrower is notified thereof, at the interest rate borne by the Notes until fully paid.

     SECTION 4.4 MANNER OF PAYMENTS. The Loan Payments provided for in this Agreement shall be made as required by Section 4.2 directly to or at the direction of the Trustee. The Additional Payments provided for herein and in the Second Mortgage Bonds shall be made in the same manner directly to the entitled party, which in the case of the Additional Payments specified in
Section 4.3(b) hereof shall be the Trustee, and shall be made in the same manner and by the same time of day as provided herein for Loan Payments. In the event a party entitled to payment directs in writing that such payment be made to another party in the United States, the Borrower shall make payments to such designee.

     SECTION 4.5  OBLIGATIONS OF THE BORROWER HEREUNDER UNCONDITIONAL.

     (a) The obligations of the Borrower to make, or cause to be made, the payments required herein and under the Second Mortgage Bonds and to perform and observe the other agreements on its part contained herein and in the Financing Documents shall be absolute and unconditional, irrespective of any defense or any rights of set-off, recoupment, or counterclaim it might have against the Authority or the Trustee. The Borrower shall pay, or cause to be paid, all payments required hereunder and under the Second Mortgage Bonds, free of any deductions and without postponement, abatement, set-off or diminution; and until such time as the principal of and interest on the Notes and all other amounts due hereunder shall have been fully paid, or provision for the payment thereof shall have been made in accordance with the Indenture, the Borrower:

          (i) shall not suspend or discontinue, or cause to be suspended or discontinued, any such payments required hereby or under the Financing Documents:

          (ii) shall perform and observe all of its other agreements contained in this Agreement and the Financing Documents; and

          (iii) shall not terminate this Agreement (other than as provided herein)

for any cause, including, without limiting the generality of the foregoing, the occurrence of any acts or circumstances that may constitute failure of consideration; commercial frustration of purpose; any change in the tax or other laws of the United States of America or of the State or any political subdivision of either thereof; any failure of the Authority to perform and observe any agreement, whether express or implied, or any duty, liability, or obligation arising out of or connected with this Agreement, the Financing Documents or Indenture; or failure of the Project to comply with any statute, rule, or regulation now or hereafter made applicable thereto. Except to the extent provided in this Subsection (a), nothing contained in this Subsection
(a) shall be construed to prevent or restrict the Borrower from asserting any rights it may have against the Authority, the Trustee or any other Person under the Financing Documents or the Indenture or under any provisions of law.

     (b) Any draw upon the Capital Reserve Fund to make a payment of principal of or interest on any Notes shall not cure or waive any obligation of the Borrower to make any Loan Payment or Additional Payment that otherwise would have been used to satisfy such principal or interest payments.

     SECTION 4.6  SECURITY CLAUSES.

     (a) The Authority hereby notifies the Borrower and the Borrower acknowledges that, among other things, Borrower's Loan Payments evidenced hereby and by the Second Mortgage Bonds and all of the Authority's right, title and interest under this Agreement and the Second Mortgage Bonds (except Shared Rights, which with respect to rights of enforcement may be exercised by the Authority and the Trustee jointly or severally, and with respect to rights of consent to the modification of or waiver of compliance may be exercised by the Authority and the Trustee jointly but not severally, and Unassigned Issuer's Rights) are being concurrently with the execution and delivery hereof assigned without recourse to the Trustee as security for the Notes as provided in the Indenture.

     (b) The Borrower acknowledges that each of the Trustee and the Authority may (except with respect to Shared Rights, except that with respect thereto rights of enforcement may be exercised by the Trustee either jointly or severally with the Authority, and rights to consent to the modification thereof or to waive compliance therewith may be exercised by the Trustee jointly with the Authority but not severally, and Unassigned Issuer's Rights), exercise any and all of their respective rights against the Borrower pursuant to or in connection with this Agreement and the Second Mortgage Bonds, and the Borrower shall not question the authority of any such party to exercise such rights.



                                  ARTICLE V

                                 [RESERVED]



                                 ARTICLE VI

                              SPECIAL COVENANTS

     SECTION 6.1 NO WARRANTY OF CONDITION OR SUITABILITY BY THE AUTHORITY. The Authority makes no warranty, either express or implied, as to the Project, or that the Project is or will be suitable for the Borrower's or any Subsidiary's purposes or needs.

     SECTION 6.2 AUTHORITY'S RIGHT OF INSPECTION AND ACCESS. The Authority and the Trustee and their duly authorized agents shall be permitted, at all reasonable times and upon reasonable notice, to examine the books and records of the Borrower with respect to the Project, the Second Mortgage Bonds and Borrower's business generally, and any records maintained by the Authority pertaining to the Borrower or the Project, and the Borrower shall furnish the Authority and the Trustee with such information, statements and certificates as may reasonably be required from time to time.

     SECTION 6.3  CONDITIONS TO CONSOLIDATION OR MERGER, ETC.

     (a) The Borrower covenants and agrees that it will not consolidate with or merge into any other corporation, or sell, transfer or lease its properties as an entirety or substantially as an entirety, unless, and the Borrower covenants and agrees that any such consolidation, merger, sale, transfer or lease shall be upon the conditions that,

               (1) the due and punctual payment of the principal of and interest on all the Second Mortgage Bonds according to their tenor, and the due and punctual performance and observance of all the terms, covenants and conditions of this Agreement to be performed or observed by the Borrower, shall, by an instrument in writing, be expressly assumed by the successor corporation, if other than the Borrower, formed by or surviving any such consolidation or merger or to which such sale, transfer or lease shall have been made, as fully and effectually as if such successor corporation had been an original party to this Agreement, and

               (2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing.

Every such successor corporation, if other than the Borrower, upon executing such instrument, in form reasonably satisfactory to the Authority and the Trustee, shall succeed to and be substituted for the Borrower with the same effect as if it had been an original party hereto, and shall possess and from time to time may exercise each and every power of the Borrower under this Agreement, and, in the case of any such sale or transfer, the person named as the "Borrower" in the first paragraph of this Agreement or any successor corporation which shall theretofore have become such in the manner prescribed in this Section 6.3 shall be released from its liability as obligor on the Second Mortgage Bonds. Any act or proceeding required by this Loan Agreement to be done or performed by any board or officer of the Borrower may be done or performed with like force and effect by the comparable board or officer of such successor corporation.

     (b) The Borrower covenants and agrees that if it shall consolidate with or merge into any other corporation, or if it shall sell, transfer or lease its properties as an entirety or substantially as an entirety, the Borrower will promptly furnish to the Authority:

               (1) A Certificate of an Authorized Borrower Representative stating that the covenants of the Borrower contained in
               Section 6.3(a) have been complied with;

               (2) An executed counterpart of any instrument or instruments executed by the Borrower and any successor in the performance of such covenants; and

               (3) An opinion of counsel reasonably satisfactory to the Authority stating that in the opinion of such counsel any instrument or instruments executed by the Borrower and its successor in the performance of such covenants comply with the requirements of such covenants.

     SECTION 6.4 GOOD STANDING. Subject to Section 6.3 hereof, the Borrower warrants that it is and will be during the term of this Agreement incorporated and in good standing under the laws of the State.

     SECTION 6.5  INDEMNIFICATION COVENANTS.

     (a) The Borrower agrees to protect, defend and hold harmless the Trustee and the Authority and their respective officers, members and employees (each an "Indemnified Party") from any claim, demand, suit or action or other proceeding whatsoever by any person or entity whatsoever, arising or purportedly arising from or in connection with the Financing Documents, the Indenture, the Notes, or the transactions contemplated by or actions taken under any thereof, except for any bad faith, willful misconduct, material misrepresentation or gross negligence on the part of the Indemnified Party.

     (b)  [Reserved.]

     (c) The Borrower releases each Indemnified Party from, agrees that each Indemnified Party shall not be liable for, and agrees to hold each Indemnified Party harmless against any damages or reasonable expenses, including (subject to subparagraph (e) of this Section 6.5) charges of counsel, incurred because of any investigation, review or lawsuit commenced by any person or entity whatsoever other than the Borrower with respect to the Financing Documents, the Indenture, the Notes or the Project, except for any bad faith, willful misconduct, material misrepresentation or gross negligence on the part of the Indemnified Party.

     (d) All covenants, stipulations, promises, agreements and obligations of the Authority contained herein shall be deemed to be the covenants, stipulations, promises, agreements and obligations of the Authority and not of any member, officer or employee of the Authority in his or her individual capacity, and no recourse shall be had for the payment of the Loan or the Notes or for any claim based thereon or hereunder against any member, officer or employee of the Authority or the Trustee or any natural person executing the Notes.

     (e) In case any action shall be brought against one or more of the Indemnified Parties based upon any of the above and in respect of which indemnity may be sought against the Borrower, such Indemnified Party shall notify the Borrower in writing, enclosing a copy of all papers served, but the omission so to notify the Borrower of any such action shall not relieve it of any liability which it may have to any Indemnified Party other than under this Section 6.5. In case any such action shall be brought against any Indemnified Party and it shall notify the Borrower of the commencement thereof, the Borrower shall be entitled to participate in and, to the extent that it shall wish, to assume the defense thereof with counsel reasonably satisfactory to such Indemnified Party, and after notice from the Borrower to such Indemnified Party of the Borrower's election so to assume the defense thereof the Borrower shall not be liable to such Indemnified Party for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such Indemnified Party in connection with the defense thereof. The Indemnified Party shall have the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the employment of counsel by such Indemnified Party has been authorized by the Borrower,
(ii) the Indemnified Party shall have reasonably concluded that there is a conflict of interest between the Borrower and the Indemnified Party in the conduct or the defense of such action (in which case the Borrower shall not have the right to direct the defense of such action on behalf of the Indemnified Party), or (iii) the Borrower shall not in fact have employed counsel reasonably satisfactory to the Indemnified Party to assume the defense of such action.

     (f) In the event the Borrower fails to pay any amount or perform any act under the Financing Documents, the Trustee or the Authority may, but shall have no obligation to, pay the amount or perform the act, in which event the costs, disbursements, expenses and charges of counsel thereof, together with interest thereon from the date the expense is paid or incurred at the rate of the prime rate then prevailing in the State plus two per centum (2%), shall be an additional obligation hereunder payable on demand.

     (g) The obligations of the Borrower under this section shall survive the termination of this Agreement. This section is not for the benefit of any person not an Indemnified Party, and no waiver of the Maine Tort Claims Act or other applicable law is intended.

     SECTION 6.6 FINANCIAL STATEMENTS OF THE BORROWER. The Borrower agrees to furnish to the Trustee a copy of all regular and periodic reports filed with the Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Exchange Act.

     SECTION 6.7 ENVIRONMENTAL COVENANTS. The Borrower covenants that (1) except in compliance with applicable environmental laws, or if known or if it becomes known to the Borrower, as disclosed pursuant to the Exchange Act, it has not discharged, dumped, installed, stored, used, treated, transported, disposed or maintained, and shall neither discharge, dump, install, store, use, treat, transport, dispose or maintain toxic, hazardous, or radioactive substances, materials or wastes, including, without limitation, all of the following: (a) asbestos in any form; (b) urea formaldehyde foam insulation;
(c) transformers or other equipment which contain dielectric fluid containing any level of polychlorinated biphenyls or (d) any other chemical, material or substance which is prohibited, limited, or regulated by any federal, state, county, regional, local, or other governmental authority or which, even if not so regulated, to the knowledge of the Borrower poses a substantial hazard to health and safety (all of which are referred to collectively herein as "Hazardous Substances"), except such non-compliance as would not have a material adverse effect on the Borrower or its financial condition, and (2) the Borrower is not the subject of any existing, pending or threatened investigation or inquiry by, or of any remedial order or obligation issued by or at the behest of, any governmental authority under any law, rule or regulation pertaining to health or the environment which would have a material adverse effect on the Borrower or its financial condition except (i) during any period during which the Borrower at its expense and in its name shall be in good faith contesting its obligation to comply therewith or (ii) as described in filings made pursuant to the Exchange Act.

     SECTION 6.8  [RESERVED].

     SECTION 6.9 DEFAULT AND LITIGATION NOTIFICATION. The Borrower shall deliver to the Authority and the Trustee, within ninety (90) days after the close of each fiscal year of Borrower, a certificate signed by an Authorized Borrower Representative to the effect that the Borrower is in compliance with the provisions of the Financing Documents or specifying the nature of the noncompliance and the steps the Borrower is taking to correct any noncompliance. Upon becoming aware of any condition or event which constitutes, or with the giving of notice or the passage of time would constitute, an Event of Default under this Agreement, or an Event of Default (as defined in the Indenture) under the Indenture, the Borrower promptly shall deliver to the Authority and the Trustee a notice stating the existence and nature thereof and specifying the corrective steps the Borrower is taking with respect thereto. The Borrower shall promptly notify the Authority and Trustee of the commencement of any litigation, administrative, enforcement or other proceeding by or against it, or the threat thereof, in which an unfavorable outcome could materially affect the operation of the Borrower's business or compliance with the Financing Documents.

     SECTION 6.10 INSURANCE. The Borrower shall maintain an insurance policy against liability appropriate for Borrower's business (including environmental insurance to the extent available on reasonable terms) and adequate workers' compensation coverage, in each case with customary deductible and self insurance provisions selected by the Borrower.

     SECTION 6.11 ADDITIONAL COVENANTS AND AGREEMENTS. The Borrower hereby agrees to those Additional Covenants and other matters set forth in Exhibit A hereto.

     SECTION 6.12 NO LIABILITY OF THE AUTHORITY. Any obligation of the Authority created by or arising out of this Agreement, including the Notes and the Financing Documents, is not a general obligation of the Authority or payable in any manner from revenues raised by taxation, but shall be payable solely out of Pledged Revenues and the other moneys pledged under the Indenture. In making the agreements, provisions, and covenants set forth in the Indenture and this Agreement, the Authority has not obligated itself except with respect to the Project and the application of the Pledged Revenues and the other moneys pledged under the Indenture. All covenants, stipulations, promises, agreements, and obligations of the Authority contained herein shall be deemed to be covenants, stipulations, promises, agreements, and obligations of the Authority and not of any member, officer, agent, or employee thereof in his or her individual capacity. No recourse shall be had for the payment of the principal of or of the interest on the Notes, for the performance of any obligation hereunder, or for any claim based thereon or hereunder against any such member, officer, agent or employee or against any natural person executing the Notes. No such member, officer, agent, employee, or natural person is or shall become personally liable for any such payment, performance, or other claim, and in no event shall any monetary or deficiency judgment be sought or secured against any such member, officer, agent, employee, or other natural person for any such payment, performance or other claim.

          SECTION 6.13 COMPLIANCE WITH RULE 144A. If at any time the Borrower is not subject to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 as amended, the Borrower shall make available to any Noteholder upon request (and, upon such Noteholder's request, to the Trustee and the Authority), the information required, at the times required, by Rule 144A to enable resales to be made pursuant to Rule 144A, which on the date hereof is the following information (which shall be reasonably current in relation to the date of any resale in reliance upon Rule 144A): a very brief statement of the nature of the business of the Borrower and the products and services it offers; and the Borrower's most recent balance sheet and profit and loss and retained earnings statements, and similar financial statements for such part of the two preceding fiscal years as the Borrower has been in operation (the financial statements should be audited to the extent reasonably available); the requirements that the information be "reasonably current" will be presumed to be satisfied if (a) the balance sheet is as of a date less than 16 months before the date of resale, the statements of profit and loss and retained earnings are for the 12 months preceding the date of such balance sheet, and if such balance sheet is not as of a date less than 6 months before the date of resale, it shall be accompanied by additional statements of profit and loss and retained earnings for the period from the date of such balance sheet to a date less than 6 months before the date of resale; and (b) the statement of the nature of the Borrower's business and its products and services offered is as of a date within 12 months prior to the date of resale.

          To enable the Trustee to deliver a notice to investors to those Holders requesting the same under clause (b) of paragraph 2 of Section 14.01 of the Indenture, and the corresponding provision of the legend on the Notes required by Section 14.02 of the Indenture, the Borrower shall use its best efforts to furnish to the Trustee an appropriate form thereof upon any change of law or practice described in Section 8.02(2)(a) of the Indenture or upon the Trustee's request.


                                 ARTICLE VII

                MODIFICATION OF THE PROJECT; PAYMENT OF NOTES

     SECTION 7.1 MODIFICATION OF THE PROJECT. The Borrower may not without the written consent of the Authority modify the Project in any way.

     SECTION 7.2  REFERENCE TO NOTES INEFFECTIVE AFTER NOTES PAID.

     (a) Upon payment in full of the Notes (or provision for payment thereof in accordance with the provisions of the Indenture) and all fees, reimbursement payments and charges of the Trustee and the Authority provided herein, all references in this Agreement to the Notes, the Trustee, and the Authority shall be ineffective, and, subject to the provisions of Section 4.1 hereof, neither the Trustee, the Authority, nor any of the Noteholders, shall thereafter have any rights hereunder, saving and excepting those that shall have theretofore vested.

     (b) For the purpose of this Agreement, the Notes shall be deemed fully paid if:

          (i) there are on deposit with the Trustee sufficient moneys to pay all amounts due or to become due to the Authority and the Trustee hereunder; and

          (ii) all of the Outstanding Notes shall be deemed to have been paid within the meaning of Section 9.01 of the Indenture.


                                ARTICLE VIII

                       EVENTS OF DEFAULT AND REMEDIES

     SECTION 8.1  EVENTS OF DEFAULT DEFINED.

     (a) The following shall be "Events of Default" under this Agreement, and the terms "events of default" or "default" shall mean, whenever they are used in this Agreement, any one or more of the following events:

          (i) failure by the Borrower to pay, or cause to be paid, any Loan Payments under Section 4.2 hereof, or Additional Payments specified in Section 4.3(b) hereof, at the times specified herein;

          (ii) failure by the Borrower to observe and perform any covenant, condition or agreement on its part to be observed or performed (other than as referred to in Section 8.1(a)(i) hereof) for a period of thirty (30) days after written notice, specifying such failure, requesting that it be remedied, and stating that it is a notice of default, has been given to the Borrower by the Trustee (except in the case of Unassigned Issuer's Rights) or by the Authority, unless the Trustee (except in the case of Unassigned Issuer's Rights) shall agree in writing to an extension of such time prior to its expiration (or, in the case of Unassigned Issuer's Rights, the Authority shall agree in writing to an extension of such time prior to its expiration, or to a modification or waiver of any covenant, condition or agreement in or referred to in this Agreement constituting a part of Unassigned Issuer's Rights); provided, however, if said failure be such that it cannot be corrected within the applicable period, it shall not constitute an Event of Default if corrective action is instituted by the Borrower within the applicable period and diligently pursued until the failure is corrected, but only, with respect to covenants, conditions and agreements not included in Unassigned Issuer's Rights, if such failure is corrected within ninety (90) days after the written notice of default related thereto unless the Trustee shall agree in writing to an extension of such time prior to its expiration; and/or

          (iii) the Borrower makes an assignment for the benefit of creditors, files a petition in bankruptcy, is adjudicated insolvent or bankrupt, petitions or applies to any tribunal for any receiver of or any trustee for itself or any substantial part of its property under any bankruptcy, insolvency, reorganization, arrangement, or readjustment of debt law or statute or similar law or statute of any jurisdiction, whether now or hereafter in effect; or commences any proceeding relating to the Borrower, under any bankruptcy, insolvency, reorganization, arrangement, or readjustment of debt law or statute or similar law or statute of any jurisdiction, whether now or hereafter in effect; or there is commenced against the Borrower any such proceeding which remains undismissed for a period of sixty (60) days; or the Borrower indicates its consent to, approval of, or acquiescence in any such proceeding or the appointment of any such receiver of or trustee for the Borrower or any substantial part of its property; or the Borrower suffers any such receivership or trusteeship to continue undischarged or unstayed for a period of sixty (60) days; and/or

          (iv) there shall occur an "Event of Default" specified in Section 7.01(a) or (b) of the Indenture; and/or

          (v) there shall occur an acceleration of debt as a result of the exercise of remedies under the Borrower Indenture or any Borrower bank credit agreement; and/or

          (vi) any representation or warranty made by the Borrower in this Agreement, or any material representation or warranty made by the Borrower in any instrument, other agreement, statement or certificate furnished to the Issuer or the Trustee in connection with this Agreement or the purchase of the Notes, proves untrue in any material respect as of the date of the issuance or making thereof; provided, however, if any of the facts upon which the representations and warranties of the Borrower are based are capable of correction or cure to conform to any such representation or warranty, there shall be no Event of Default until passage of a period of thirty (30) days after written notice, specifying such failure and requesting that it be remedied, given to the Borrower by the Trustee or the Holders of twenty-five percent (25%) in aggregate principal amount of the Notes then Outstanding.

     The declaration of an Event of Default under clause (iii) of subsection (a) above, and the exercise of remedies upon any such declaration, shall be subject to any applicable limitations of federal bankruptcy law affecting or precluding that declaration or exercise during the pendency of or immediately following any bankruptcy, liquidation or reorganization proceedings.

     (b) Paragraph (ii) of the foregoing Section 8.1(a) is subject to the following limitations: if by reason of force majeure the Borrower is unable in whole or in part to carry out the agreements on its part herein contained, other than the obligations on the part of the Borrower contained in Sections 4.2, 4.3 and 6.5 hereof, the Borrower shall not be deemed in default during the continuance of such inability. The term "force majeure" as used herein shall mean, without limitation, the following: Acts of God; strikes, lockouts, or other industrial disturbances; acts of public enemies; orders of any kind of governmental authority or any of their departments, agencies or officials, or any civil or military authority; insurrections; riots; landslides; earthquakes; fires; storms; droughts; floods; explosions; breakage; malfunction or accident to facilities, machinery, transmission pipes, or canals; or any other cause or event not reasonably within the control of the Borrower. The Borrower agrees, however, to remedy with all reasonable dispatch the cause or causes preventing the Borrower from carrying out this Agreement to the extent that such remedy is reasonably within the ability of the Borrower; provided that the settlement of strikes, lockouts, and other industrial disturbances shall be left entirely within the discretion of the Borrower, and the Borrower shall not be required to make settlement of strikes, lockouts and other industrial disturbances by acceding to the demands of the opposing party or parties.

     SECTION 8.2  REMEDIES ON DEFAULT.

     (a) Whenever any Event of Default referred to in Section 8.1 hereof shall have happened and be continuing, the Authority or the Trustee may take any one or more of the following remedial steps (except that the Trustee shall have no right to enforce Unassigned Issuer's Rights):

          (i) The Authority or the Trustee as provided in the Indenture may declare an amount equal to the unpaid principal amount of the Project Note Portion of the Notes and the interest accrued thereon to the date of such declaration to be immediately due and payable, whereupon the same shall become immediately due and payable, and which amount the Borrower hereby agrees to pay or cause to be paid; and/or

          (ii) The Authority or the Trustee may declare an amount equal to the unpaid principal amount of the Loan and the interest accrued thereon to the date of such declaration to be immediately due and payable, whereupon the same shall become immediately due and payable, and which amount the Borrower hereby agrees to pay or cause to be paid; and/or

          (iii) The Authority or the Trustee may take whatever action at law or in equity may appear necessary or desirable to collect the payments and other amounts then due and thereafter to become due or to enforce performance and observance of any obligation, agreement, or covenant of the Borrower under this Agreement.

     (b) Any amounts collected pursuant to action taken under this Section shall be paid into the Note Fund or the Capital Reserve Fund, as required by the Indenture, and applied in accordance with the provisions of the Indenture or, if all of the Notes and other amounts due hereunder have been fully paid (or provision for payment thereof has been made in accordance with the provisions of the Indenture), to the Borrower (except, with respect to the last $21,191,940 of principal of and interest on the Notes Outstanding, to the Authority).

     (c) Except to the extent of any such collection, no action taken pursuant to this Section shall relieve the Borrower from such of the Borrower's obligations pursuant to Sections 4.2, 4.3 and 6.5 hereof which shall survive any such action, and the Authority or the Trustee may take whatever action at law or in equity as may appear necessary and desirable to collect all amounts then due and thereafter to become due and/or to enforce the performance and observance of any obligation, agreement or covenant of the Borrower hereunder (except that the Trustee shall have no right to enforce Unassigned Issuer's Rights).

     SECTION 8.3 NO REMEDY EXCLUSIVE; TRUSTEE AND NOTEHOLDERS DEEMED THIRD PARTY BENEFICIARIES. No remedy herein conferred upon or reserved to the Authority is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be expedient.
In order to entitle the Issuer or the Trustee to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice, other than such notice as may be herein expressly required. Subject to any applicable restriction on enforcement contained in the Indenture, such rights and remedies as are given the Authority hereunder shall also extend to the Trustee, and the Trustee and the Noteholders shall be deemed third party beneficiaries of all covenants and agreements herein contained, whether described as rights of the Trustee or Holders or as rights of the Authority, except in the case of the Noteholders as to the rights of the Trustee or any Authenticating Agent or Paying Agent for its own account, and except in each and every such case Unassigned Issuer's Rights.

     SECTION 8.4 NO ADDITIONAL WAIVER IMPLIED BY ONE WAIVER. In the event any agreement contained in this Agreement should be breached by either party and thereafter waived by the other party or the Trustee, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.


                                 ARTICLE IX

                                MISCELLANEOUS

     SECTION 9.1  NOTICES.

     (a) All notices, certificates, or other communications hereunder shall be sufficiently given and shall be deemed given when (i) mailed by first class mail or by overnight courier, (ii) faxed and immediately confirmed by first class mail, or (iii) delivered, postage prepaid, or by overnight courier addressed as follows:

          (i)  IF TO THE AUTHORITY:

                         If by registered or certified mail, to:
                         Finance Authority of Maine
                         Post Office Box 949
                         Augusta, ME 04332-0949
                         (Attention:  Chief Executive Officer)
                         Telephone Number:  (207) 623-3263
                         Fax Number:  (207) 623-0095

                                        and

                         If by overnight courier, to:
                         Finance Authority of Maine
                         83 Western Avenue
                         Augusta, ME 04330-7226
                         (Attention:  Chief Executive Officer)
                         Telephone Number:  (207) 623-3263
                         Fax Number:  (207) 623-0095

          (ii) IF TO THE BORROWER, TO:

                         Bangor Hydro-Electric Company
                         33 State Street
                         P.O. Box 932
                         Bangor, ME  04402-0932
                         (Attention: Treasurer)
                         Telephone Number:  (207) 945-5621
                         Fax Number: (207) 990-6954




          (iii)     IF TO THE TRUSTEE, TO:

                         First Fidelity Bank
                         10 State House Square
                         Corporate Trust - CB 5845
                         Hartford, CT  06103-3698
                         Telephone Number: (203) 247-1353
                         Fax Number: (203) 247-1356

                         Wire Transfer Instructions:
                           ABA #031201467
                           FIRST FIDELITY
                           A/C #0666249910
                         For Further Credit to:
                           FAME BANGOR HYDRO NOTE FD

     (b) Duplicate copies of each notice, certificate, or other communication given hereunder by the Authority, the Trustee or the Borrower to any of the others, shall also be given to all of the others, except that in the case of notices relating solely to Unassigned Issuer's Rights, no notice need be sent to the Trustee.

     (c) The Authority, the Borrower and the Trustee may, by notice given to all parties hereto or to the Indenture, designate any further or different addresses to which subsequent notices, certificates, or other communications shall be sent.

     SECTION 9.2  FILING.

     (a) Financing statements shall be filed with respect to the pledge of the Trust Estate effected by the Indenture.

     (b) The parties agree that all necessary continuation statements shall be filed by the Trustee, at the expense of the Borrower, within the time prescribed by the Uniform Commercial Code - Secured Transactions of the State.

     SECTION 9.3 BINDING EFFECT. This Agreement shall inure to the benefit of and shall be binding upon the Authority, its successors and assigns, the Borrower, and the permitted successors and assigns of the Borrower.

     SECTION 9.4 SEVERABILITY. In the event any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

     SECTION 9.5 AMOUNTS REMAINING IN THE NOTE FUND. It is agreed by the parties hereto that any amounts remaining in the Note Fund after payment in full of the Notes (or provision for payment thereof having been made in accordance with the provisions of the Indenture), all other amounts due hereunder and the fees, charges, and expenses of the Trustee and the Paying Agents in accordance with the Indenture, shall belong to and be paid to the Authority by the Trustee as overpayments.

     SECTION 9.6  AMENDMENTS, CHANGES AND MODIFICATIONS.

     (a) This Agreement may not be amended, changed, modified, altered, or terminated without in each instance the prior written consent of both parties hereto and (except in the case of Unassigned Issuer's Rights) the Trustee.

     (b) No obligation is imposed on the Authority by this Section 9.6 to enter into any amendment, and no amendment is permitted hereunder which would result in the breach of the Authority's agreements in the Indenture.

     SECTION 9.7 EXECUTION OF COUNTERPARTS. This agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

     SECTION 9.8 LAW GOVERNING CONSTRUCTION OF AGREEMENT. This Agreement shall be deemed to be a contract made under the laws of the State and for all purposes shall be governed by and construed in accordance with the laws of the State applicable to contracts made and to be performed entirely within the State.

     SECTION 9.9 ASSIGNMENT OF AGREEMENT OR SECOND MORTGAGE BONDS. Except as specifically permitted herein, the Borrower may not assign its rights, interests or obligations hereunder or under the Second Mortgage Bonds or other Financing Documents without the express prior written approval of the Authority and the Trustee.

     SECTION 9.10 FURTHER ASSURANCES AND CORRECTIVE INSTRUMENTS. The Authority and the Borrower agree that they will, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such supplements hereto and such further instruments as may reasonably be required for correcting any inadequate or incorrect description of the Project or for carrying out the intention of or facilitating the performance of this Agreement and the Financing Documents.

     SECTION 9.11 PAYMENTS DUE ON NON-BUSINESS DAYS. If any payment of moneys hereunder is due on a date other than a Business Day (the "due date"), that payment need not be made on the due date, but may be made on the next succeeding Business Day with the same force and effect as if that payment were made on the due date, and in such case no interest shall accrue for the period from such due date.

     IN WITNESS WHEREOF, the FINANCE AUTHORITY OF MAINE has executed this Agreement by causing these presents to be signed in its name and behalf by its Chief Executive Officer and BANGOR HYDRO-ELECTRIC COMPANY has executed this Agreement by causing these presents to be signed in its name and behalf by its duly authorized officer, and the same to be attested by its Secretary, all being done as of the day and year first hereinabove written.

                         FINANCE AUTHORITY OF MAINE


     [SEAL]              By  /s/ Timothy P. Agnew
                         ------------------------
                              Timothy P. Agnew
                              Chief Executive Officer


                         BANGOR HYDRO-ELECTRIC COMPANY


     [SEAL]              By /s/ Robert S. Briggs
                        --------------------------
                              Robert S. Briggs
                              President



     Attest:
           /s/ Frederick S. Samp
          -----------------------
          Frederick S. Samp
          Clerk


                                  EXHIBIT A

                      ADDITIONAL COVENANTS OF BORROWER


1. Commencing with Fiscal Year 1996, the Borrower is prohibited from making common stock dividends and/or distributions in any fiscal year in excess of 70% of earnings applicable to common stock. The Borrower may, at its discretion, place additional restrictions on dividends and distributions. Any waiver of the prohibition must be approved in writing by the Chief Executive Officer of the Authority.

2. The Borrower must furnish a signed copy of a Commitment Letter from the Chemical Bank Group ("Chemical") in form and substance satisfactory to the Authority. The loan(s) from Chemical must close prior to or contemporaneously with the Loan.

3. The Borrower shall not redeem any stock except pursuant to existing mandatory redemption provisions. The foregoing will not prevent the Borrower from purchasing stock on the open market pursuant to any existing dividend reinvestment plan.

4. The Borrower must promptly notify the Authority of the occurrence of any of the following: (a) the institution of, or any development or determination in, any litigation, arbitration proceeding or governmental proceeding which is adverse to the Borrower or any Subsidiary and which is material to the Borrower and its Subsidiaries as a whole, (b) the occurrence of a Reportable Event a 30-day notice of which must be filed with the Pension Benefit Guaranty Corporation ("PBGC") pursuant to PBGC Regulation Section 2615.3 under, or the institution of steps by the Borrower or any Significant Subsidiary to withdraw from, or the institution of any steps to terminate, any employee benefit plan maintained by the Borrower or any Significant Subsidiary, or (c) any Subsidiary becoming, or ceasing to be, a Significant Subsidiary. For purposes of subsection (a) above, "material" includes, but is not limited to any claim or action with a demand of $5,000,000 or greater. Such notice must be in writing and must describe the matter and the steps being taken by the Borrower or the Subsidiary affected with respect thereto.

5. The Borrower must provide the Authority with copies of each filing and report made by the Borrower or any Subsidiary with or to the Securities and Exchange Commission (other than registration statements that have not become effective under the Securities Act of 1933, filings and reports with respect to dividend reinvestment, employee benefits, or other similar plans, and filings and reports pertaining to sales of or other transactions in securities of the Borrower or any Subsidiary by persons other than the Borrower or such Subsidiary), and of each communication from the Borrower or any Subsidiary to public shareholders generally, promptly upon the filing or making thereof. The Borrower must meet periodically with the Authority at the Authority's request to provide information on financial conditions (whether or not included in such filings) and any other issue raised by the Authority.

6. The Borrower must furnish the Authority with such information and statements pertaining to the business or the financial condition of the Borrower as may be reasonably required from time to time.

7. The Borrower must furnish the Authority, prior to the original issuance of the Notes, signed copies of agreements it has negotiated with Babcock
     - Ultrapower West Enfield and Babcock - Ultrapower Jonesboro.

8. The Borrower must furnish, prior to the original issuance of the Notes, the final signed order of the Maine Public Utilities Commission.

9. The Borrower will observe and comply in all material respects with all laws, regulations, ordinances, rules, and orders (including without limitation those relating to zoning, land use, environmental protection, air, water and land pollution, wetlands, health, equal opportunity, minimum wages, worker's compensation and employment practices) of any federal, state, municipal or other governmental authority except during any period during which the Borrower at its expense and in its name shall be in good faith contesting its obligations to comply therewith.

10. The Borrower acknowledges that its Certificate of Organization ("Certificate") and By-laws are its only corporate governance documents. The Borrower must comply with all conditions of its Certificate. The Borrower shall make no changes to its Certificate without providing prior notification to the Authority.

11. The Borrower must provide to the Authority its Regulatory Update when each is distributed or any successor internal publication and such other information regarding pending or anticipated filings as the Authority may reasonably request.

12. The Borrower may not create, incur, assume or permit to exist any mortgage, lien, charge, security interest or other encumbrance on any property or asset of the Borrower, except the Borrower Indenture, Permitted Liens and Prior Liens, each as defined in the Borrower Indenture.

13. The Borrower must apply Loan proceeds only in accordance with the "Use of Proceeds" on page 1 of the Commitment dated June 22, 1995 from the Authority to the Borrower.

14. The Borrower is to promptly notify the Authority of any material adverse change in its business operations or financial condition occurring either before or after the closing of the Loan.

15. Enforcement actions of the Authority may include but shall not be limited to any action the Authority may deem necessary or desirable before the Maine Public Utilities Commission, or any other administrative body, to reasonably assure payment of the Loan and compliance with the Financing Documents.

16. The Borrower must pay all costs and expenses incurred by the Authority in connection with the issuance of the Notes and servicing of the Loan and Notes. This will include costs and expenses of employees of the Authority including in-house counsel in processing servicing requests during the term of the Loan.

17. The Borrower agrees, unless it is legally precluded, that it will file for appropriate rate relief from the Maine Public Utilities Commission in the event it is unable to make any payments or perform any financial obligation under the Loan Agreement.

18. The Borrower agrees that it will give to the Authority prompt notice of any material default under its 1936 Indenture (as defined in the Borrower Indenture) or any other credit agreement with any financing institution while any portion of the Loan remains outstanding.

19. The Borrower hereby waives any objection to the Authority's standing in any matter in which the Borrower or any subsidiary may be a party before the Maine Public Utilities Commission.

20. The Borrower must not incur any additional debt in excess of $15,000,000. Current and future borrowings on the revolving credit facility with Chemical closing concurrently with this Loan do not constitute new debt.

21. The Borrower may not incur additional debt in excess of $15,000,000 unless (a) such debt is refunding debt, which does not increase the Borrower's aggregate level of debt or (b) the issuance of such debt does not reduce the Debt Service Coverage (as defined below) below the lesser of (i) the debt service coverage prior to the issuance of new debt or
     (ii) 1.3x or (c) the Chief Executive Officer of the Authority provides written consent.

     For the purpose of this covenant, Debt Service Coverage means: earnings before income taxes + interest for the previous 12 months + depreciation for the previous 12 months + amortization for the previous 12 months
     (less or plus extraordinary [see footnote at end of Exhibit A] income or losses) divided by: interest for the previous 12 months + principal payments for the previous 12 months + the projected 12 months of principal and interest for the proposed new debt.

22. All first mortgage bonds of the Borrower pledged to secure the loans made by Chemical which are released from the security interest of Chemical will be assigned by Chemical to the Trustee of the Borrower Indenture for the benefit of the holders of the bonds issued thereunder.

23. If there shall be a conflict between the terms of the Loan Agreement and the Borrower Indenture, the terms of the Loan Agreement shall control.

Footnote:
  Extraordinary is defined as a nonrecurring occurrence that must be explained by note on the financial statements or in a filing. Earnings are adjusted by adding or subtracting the extraordinary occurrence.



                                 EXHIBIT C

                              LOAN PRINCIPAL


                                    LIQUIDATION       TOTAL NOTE
NOTE PRINCIPAL        LOAN          OF CAPITAL         PRINCIPAL
PAYMENT DATE        PRINCIPAL      RESERVE FUND       REPAYMENTS


  7/1/98        $  12,300,000  $            0     $  12,300,000
  7/1/99           13,100,000               0        13,100,000
  7/1/00           14,000,000               0        14,000,000
  7/1/01           15,100,000               0        15,100,000
  7/1/02           16,100,000               0        16,100,000
  7/1/03           17,200,000               0        17,200,000
  7/1/04           17,008,060       1,391,940        18,400,000
  7/1/05                    0      19,800,000        19,800,000


  Total          $104,808,060                      $126,000,000